SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

January 9, 2012
Date of Report (Date of earliest event reported)

ACRO, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-50482	98-0377767
(State or Other Jurisdiction of	Commission File	(I.R.S. Employer
Incorporation or Organization)	Number	Identification No.)

1 Ben Gurion Street, Bnei Brak, Israel
(Address of Principal Executive Offices)	(Zip Code)

011-972-73-7963851
Registrant’s telephone number, including area code

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

(Former Name or former Address, if Changed Since Last Report)

Item 5.02 – Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

(b)           On January 12, 2012, Ehud Keinan, a director of ACRO, Inc. tendered his resignation as a director of the company. Mr. Keinan's resignation became effective immediately.

Dated:  January 9, 2012                                           ACRO, Inc.

By:  /s/ Asaf Porat
Name:  Asaf Porat
Title:  President and Chief Executive Officer